Exhibit 16.1

Ernst & Young LLP Westpark Corporate Center 8484 Westpark Drive McLean, VA 22102	Tel: +1 703 747 0000 Fax: +1 703 747 0100 ey.com

December 31, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549

Ladies and Gentlemen:

We have read the section titled “Experts” included within the Registration Statement on Form S‑1, Amendment No. 1, dated December 31, 2014, of OpGen, Inc. and are in agreement with the statements contained in the paragraphs on page 107 therein.  We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP